Exhibit 99.2

CleanSpark, Inc. Announces Proposed Offering of $2.227 Billion of Senior Secured Notes

LAS VEGAS, September 17, 2026 — CleanSpark, Inc. (Nasdaq: CLSK) (“CleanSpark” or the “Company”), a market-leading data center developer, today announced that its wholly owned subsidiary, CSDC Finance I, LLC (the “Issuer”), intends to offer, subject to market conditions and other factors, $2.227 billion aggregate principal amount of senior secured notes due 2031 (the “Notes”), in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act.

The Issuer intends to use the net proceeds from the offering (a) to finance the remaining cost of the build out of the data center (the “Sandersville Facility”), (b) to reimburse the Company for certain prior equity contributions made in respect of the Sandersville Facility, and (c) to fund debt service reserves.

The Notes will be fully and unconditionally guaranteed by CSRE Properties Sandersville, LLC, a wholly owned direct subsidiary of the Issuer (“CSRE Properties”). The Notes and related note guarantee will be secured by first-priority liens on (i) substantially all assets of the Issuer and CSRE Properties, other than certain excluded property, and (ii) all equity interests of the Issuer held by CSDC Holdings I, LLC, a Delaware limited liability company and the direct parent company of the Issuer.

CleanSpark will provide a customary completion guarantee with respect to the Sandersville Facility, under which it will fund the Issuer as necessary to ensure the timely completion of the Sandersville Facility in the event that the proceeds of the Notes are insufficient to do so.

The offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the offering may be completed.

The Notes have not been registered under the Securities Act or securities laws of any other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CleanSpark

CleanSpark is a market-leading data center developer with a proven track record of success. We control a portfolio of more than 1.8 GW of power, land, and data centers across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence, and capital stewardship, we optimize our infrastructure to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by producing a global emerging critical resource – compute – positions us to prosper in an ever-changing world.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering of the notes and the intended use of the net proceeds, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by CleanSpark and our management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of CleanSpark’s securities due to a variety of factors, including changes in the competitive and regulated industry in which CleanSpark operates, CleanSpark’s evolving business model and strategy and efforts we may make to modify aspects of our business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting CleanSpark’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the Securities and Exchange Commission (“SEC”) on November 25, 2025, our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2025 filed with the SEC on February 5, 2026, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026, our Quarterly Report on Form 10 Q for the fiscal quarter ended June 30, 2026 filed with the SEC on August 6, 2026, and in CleanSpark’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and CleanSpark assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Relations Contacts:

Kyle Sourk

702-989-7693

ir@cleanspark.com

Media Contact:

Eleni Stylianou

702-989-7694

pr@cleanspark.com